Exhibit 10.5

NON-COMPETITION AGREEMENT

This Non-Competition Agreement (this “Agreement”) is made as of September 8, 2015 by and among Joe’s Jeans Inc. (“Parent”), Hudson Clothing Holdings, Inc. (“Company”) and Peter Kim (“Kim”) but is not effective until the Closing (as defined in the Agreement and Plan of Merger, dated as of September 8, 2015 among RG Parent, LLC (“RG”), JJ Merger Sub LLC (“Merger Sub”) and Parent (the “Transaction Agreement”)) under the Transaction Agreement (the date of such Closing, the “Closing Date”).

BACKGROUND:

A.                                    Pursuant to Transaction Agreement, Merger Sub will be merged with and into RG (the “Merger”), with RG surviving the merger as a wholly-owned subsidiary of Parent.

B.                                    In connection with the Merger, the holders of Parent’s convertible notes have agreed to exchange their notes (the “Exchange”) for cash, common stock and modified convertible notes (the new note to be received by Kim, the “Modified Note”) pursuant to the Rollover Agreement, dated as of September 8, 2015 among Parent, Kim and the other parties thereto (the “Rollover Agreement”).

C.                                    Kim is the holder of convertible notes.  Kim acknowledges that he is entering into this Agreement in consideration for the Exchange.

D.                                    Pursuant to the Rollover Agreement, Kim is required to execute and deliver this Agreement in connection with the Closing.

E.                                     RG would not have entered into the Transaction Agreement if Kim did not enter into this Agreement, and Kim is receiving substantial benefits under the Rollover Agreement and pursuant to the Exchange.

F.                                      Undefined capitalized terms herein are defined in the Transaction Agreement.

NOW THEREFORE, Parent, Company and Kim, intending to be legally bound, hereby agree as follows:

1.                                      Restrictive Covenants.  To assure that Parent and Company will realize the benefits of the transactions contemplated the Transaction Agreement (the “Transactions”) and in consideration of the substantial benefits that Kim is receiving under the Transaction Agreement, Kim hereby agrees with Parent and Company that:

1.1                               Kim shall not, from the Closing Date until the earliest of (i) the third (3rd) anniversary after the Closing Date, (ii) six months after a Corporate Event (as defined in the Modified Note) of Parent or the Company, (iii) 60 days after the occurrence of any Event of Default (as defined in the Modified Note; for purposes of this Agreement, the term “Company” as used in the definition of Event of Default shall be deemed to also apply to Company) of the Modified Note, which Event of Default has not been previously cured by

Parent or waived by Kim, provided that if Kim remains employed by the Company and the Event of Default is cured by Parent or waived by Kim within 60 days after the occurrence, such Event of Default shall be deemed not to have occurred, and (iv) the termination of Kim’s employment without Cause or for Good Reason (as such terms are defined in the Employment Agreement) (the earlier of (i)-(iv), the “Termination Date”), directly or indirectly, alone or as an officer, director, employee, owner, partner, joint venturer, member, manager, consultant, agent, independent contractor, or Equity Interest holder of, or lender to, any Person or business, engage in, compete with, or permit his name to be used by or in connection with the business of developing, manufacturing, selling, marketing, distributing and/or licensing of premium denim apparel wear of the type sold by Company or Parent and each of their respective subsidiaries (the “Company Group”) as of the Closing (“Restricted Business”); provided that nothing herein shall in any way restrict any involvement by Kim in any manner in the Outside Activities (as defined in the Employment Agreement).  In addition, at any time, Kim shall be permitted to, directly or indirectly, own an interest in and, when not employed by Hudson Clothing LLC, take part in and/or manage or operate the Historical Family Businesses (as defined below).  “Historical Family Businesses” means the business of manufacturing, selling, distributing, transporting, delivering and marketing junior and missy moderate sportswear and such additional apparel business as conducted by Kim’s family from time to time which is not competitive the Company Group.

1.2                               Kim, Company and Parent agree and acknowledge that the restrictions in this Section 1 are reasonable in scope and duration and are necessary to protect Company, Parent and their respective Affiliates after the Closing.  If any provision of this Section 1, as applied to any party hereto or to any circumstance, is adjudged by a Governmental Authority, arbitrator, or mediator to be unenforceable, illegal or invalid in accordance with its terms, the same will in no way affect any other circumstance or the enforceability of the remainder of this Agreement.  If any such provision, or any part thereof, is held not to be enforceable in accordance with its terms because of the duration of such provision, the area covered thereby, or the scope of the activities covered, Parent, Company and Kim agree that the Governmental Authority, arbitrator, or mediator making such determination will have the power (and is hereby instructed by the parties) to reduce the duration, area, and/or scope of activities of such provision, and/or to delete or modify specific words or phrases (it being the intent of the parties that any such reduction or modification be limited to the minimum extent necessary to render such provision enforceable) and in its reduced or modified form such provision will then be legal, valid and enforceable in accordance with its terms and will be enforced.

2.                                      Conflicts of Interest.  Kim represents to Parent and Company that there are no restrictions, agreements or understandings, oral or written, to which Kim is a party or by which Kim is bound that prevents or makes unlawful Kim’s execution or performance of the terms and conditions of this Agreement.

3.                                      Miscellaneous.

3.1                               Entire Agreement.  This Agreement and the Rollover Agreement and the certificates, documents, instruments and writings that are delivered pursuant hereto and thereto, constitute the entire agreement and understanding of the parties hereto in respect of the subject hereof and supersede all prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.  Except as expressly contemplated hereby and except for Parent’s Affiliates, each of which will be deemed a third party beneficiary of all obligations of Kim under this Agreement, there are no third party beneficiaries having rights under or with respect to this Agreement.  Notwithstanding the provisions of this Section 3.1, the Parties acknowledge that Kim, Company, Parent and certain of their Affiliates have entered into a separate employment agreement dated as of September 8, 2015 (the “Employment Agreement”), and nothing stated herein affects the enforceability of the Employment Agreement.

3.2                               Successors.  All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors.

3.3                               Assignment.  No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto; provided, however, that Parent may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Parent nonetheless will remain responsible for the performance of all of its obligations hereunder), and (c) assign its rights and delegate its duties to any successor entity resulting from any liquidation, merger, consolidation, reorganization, or transfer of all or substantially all of the assets or stock of Parent or Company.

3.4                               Notices.  All notices, requests, demands, claims and other communications hereunder will be in writing.  Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three (3) Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Parent or Company:

Joe’s Jeans
2340 S. Eastern Avenue
Commerce, California  90040

Attn                        Chief Executive Officer
Fax:                       (323) 837-3791

Copy to (which will not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California  90071

Attn                        Jeffrey H. Cohen
                                                Andrew D. Garelick

Fax:                       (213) 687-5600

If to Kim:

Peter Kim
4411 Dundee Dr
Los Angeles, CA 90027

Any party hereto may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

3.5                               Definitions.

(a)                                 “Commitment” means (i) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, or other Contracts that could require a Person to issue any of its Equity Interests or sell any Equity Interests it owns in another person; (ii) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of a Person or owned by a Person; (iii) statutory pre-emptive rights or pre-emptive right granted under a Person’s Organizational Documents; and (iv) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.

(b)                                 “Equity Interest” means (i) with respect to a corporation, any and all Equity Interests and any Commitments with respect thereto, (ii) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership/limited liability company interests, and any Commitments with respect thereto, and (iii) any other direct or indirect ownership or participation in a Person.

(c)                                  “Losses” means any and all actual losses, claims, damages, liabilities, expenses (including reasonable attorneys’ and accountants’ fees), assessments and Taxes.

(d)                                 “Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

3.6                               Specific Performance.  Each party hereto acknowledges and agrees that the other parties hereto would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, and that money damages alone would be an inadequate remedy to compensate the non-breaching party and its Affiliates for any such breach.  Accordingly, each party hereto agrees that the other parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this

Agreement and to enforce specifically this Agreement and its terms and provisions in any Action instituted in any court of the United States or any state thereof having jurisdiction over the parties hereto and the matter, in addition to any other remedy to which they may be entitled at Law or in equity, which other remedies, including Losses, will in no way be limited by the foregoing.

3.7                               Submission to Jurisdiction; No Jury Trial.

(a)                                 Submission to Jurisdiction.  Each party hereto submits to the jurisdiction of any state or federal court sitting in Los Angeles, California, in any Action arising out of or relating to this Agreement and agrees that all claims in respect of the Action may be heard and determined in any such court.  Each party hereto also agrees not to bring any Action arising out of or relating to this Agreement in any other court.  Each party hereto agrees that a final judgment in any Action so brought will be conclusive and may be enforced by Action on the judgment or in any other manner provided at Law or in equity, with all rights to appeal.  Each party hereto waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety, or other security that might be required of any other party hereto with respect thereto.

(b)                                 Waiver of Jury Trial.  THE PARTIES HERETO EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS.  The scope of this waiver is intended to be all encompassing of any and all Actions that may be filed in any court and that relate to the subject matter hereof and of the Transactions, including, contract claims, tort claims, breach of duty claims and all other common Law and statutory claims.  The parties hereto each acknowledge that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings.  Each party hereto further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO.  In the event of an Action, this Agreement may be filed as a written consent to trial by a court.

3.8                               Time.  Time is of the essence in the performance of this Agreement.

3.9                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

3.10                        Headings.  The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

3.11                        Governing Law.  This Agreement and the performance of the parties’ obligations hereunder will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of Law principles that would apply any other Law.

3.12                        Effectiveness. For the avoidance of doubt, this Agreement shall only become effective as of the Closing as defined in the Transaction Agreement.  In the event that the Transaction Agreement is terminated in accordance with its terms, this Agreement shall automatically and immediately terminate.

3.13                        Amendments and Waivers.  No amendment, modification, replacement, termination, or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by the Parent, Company and Kim (and, if prior to the Closing, RG).  Neither any failure nor any delay by any party hereto in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties hereto; (b) no waiver that may be given by a party hereto will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party hereto will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

3.14                        Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a Governmental Authority, arbitrator or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the Governmental Authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

3.15                        Expenses.  Except as otherwise expressly provided in this Agreement or the Rollover Agreement, each party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby and thereby including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

3.16                        Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement.  Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.”  Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.  The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance.  If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

3.17                        Remedies.  Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations, or remedies otherwise available at Law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

3.18                        Electronic Signatures.

(a)                                 Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et.seq.), the Uniform Electronic Transactions Act, or any other Law relating to or enabling the creation, execution, delivery, or recordation of any Contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the parties hereto, no party hereto will be deemed to have executed this Agreement or other document contemplated thereby (including any amendment or other change thereto) unless and until such party shall have executed this Agreement or other document on paper by a handwritten original signature or any other symbol executed or adopted by a party with current intention to authenticate this Agreement or such other document contemplated.

(b)                                 Delivery of a copy of this Agreement or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.  “Originally signed” or “original signature” means or refers to a signature that has not been mechanically or electronically reproduced.

[Signature page follows]

IN WITNESS WHEREOF, Parent, Company and Kim have executed and delivered this Non-competition Agreement as of the date first above written.

JOE’S JEANS INC.

By:	/s/ Hamish Sandhu
Name: Hamish Sandhu
Title: CFO

HUDSON CLOTHING HOLDINGS, INC.

By:	/s/ Hamish Sandhu
Name: Hamish Sandhu
Title: CFO

/s/ Peter Kim
PETER KIM

Signature Page to Non-Competition Agreement